EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 2000, incorporated by reference in Southwest Gas Corporation's (the "Company") Form 10-K for the year ended December 31, 1999, and our report dated June 22, 1999, included in the Company's Employees' Investment Plan Annual Report on Form 11-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement on Form S-8.




                                                   ARTHUR ANDERSEN LLP




Las Vegas, Nevada
April 21, 2000